Larry O'Donnell, CPA, P.C.
Telephone (303) 745-4545                                    2280 So. Xanadu Way
                                                                      Suite 370
                                                          Aurora, Colorado 80014


October 27, 2000



Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C. 20549



Vitro Diagnostics, Inc.



I would like to inform you that I have read the revised disclosures provided by Vitro Diagnostics, Inc. (Comm. File # 0-17378) in its filing of Form 8-K/A dated October 9, 2000 and that there are no disagreements regarding the statements made under Item 4 - Changes in Registrant's Certifying Accountant.

Sincerely,

/s/ Larry O'Donnell, CPA, P.C.
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Larry O'Donnell, CPA, P.C.